SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 15, 2009

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On September 18, 2009, the Registrant issued a press release announcing that on September 15, 2009 it was notified by the NASDAQ Stock Market (“NASDAQ”) that for the past 30 consecutive business days, the bid price for the Registrant’s common stock closed below $1.00, the minimum per share bid price required for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2). The Registrant was further advised by NASDAQ that under NASDAQ Listing Rule 5810(c)(3)(A), the Registrant is allowed a grace period of 180 calendar days to regain compliance. If at any time during the 180 day grace period the bid price of the Registrant’s common stock closes at a price of $1.00 per share or more for a minimum of ten consecutive business days, NASDAQ will provide the Registrant with written confirmation of compliance and the matter will be closed. However, if the Registrant does not regain compliance prior to the expiration of the grace period, its common stock may be subject to delisting from the NASDAQ Capital Market.

The Registrant’s press release dated September 18, 2009 with respect to the notification from NASDAQ described above is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

Not Applicable.

(b) Pro forma financial information.

Not Applicable.

(c) Shell company transactions.

Not Applicable.

(d) Exhibits.

99.1 Press release dated September 18, 2009.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer

Dated: September 21, 2009

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release dated September 18, 2009.